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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 2000 included in Champion International Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement. We also hereby consent to the application of that report to the supplemental note to the financial statements included herein labeled "Note 20 -- Subsequent Event." It should be noted that we have performed no audit procedures subsequent to January 17, 2000, the date of our report, except with respect to the supplemental note as to which the date is May 12, 2000. Furthermore, we have not audited any financial statements of Champion International Corporation as of any date or for any period subsequent to December 31, 1999.

                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
May 17, 2000